UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2026

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597
(Address of principal executive offices) (Zip Code)

(925) 948-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 12, 2026, the Board of Directors (the “Board”) of Central Garden & Pet Company (the “Company”) appointed Kay M. Schwichtenberg to the Company’s Board effective March 1, 2026. Ms. Schwichtenberg, 73, previously served as the Company’s Executive Vice President, Animal & Public Health from April 2014 until her retirement in February 2023. Prior to becoming Executive Vice President, she held several positions with the Company including Special Projects Advisor, President & CEO of Central Life Sciences and President of Wellmark International. Ms. Schwichtenberg joined the Company in 1997 in connection with its acquisition of the Consumer and Animal Health Division from Sandoz Agro, Inc., a global pharmaceutical company, where she was the Vice President and General Manager. She also served in a variety of sales and marketing capacities for Brunswick Corporation and Market Facts, Inc.

Ms. Schwichtenberg will also be appointed to the Audit Committee effective March 1, 2026. There are no arrangements or understanding between Ms. Schwichtenberg and any other persons pursuant to which she was selected as a director, and there are no transactions reportable under Item 404(a) of Regulation S-K in which Ms. Schwichtenberg has a direct or indirect material interest. She will be entitled to receive the standard cash and equity compensation paid to all directors as described in the Company’s most recent proxy statement.

Fiscal 2025 Bonus Determinations

On February 11, 2026, the Compensation Committee (the “Compensation Committee”) of the Board approved cash bonus payments to the Company’s named executive officers for fiscal 2025. This bonus compensation information was not included in the Summary Compensation Table included in the Company’s Proxy Statement for its 2026 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2025 (the “Proxy Statement”), because the amount of the bonuses had not been determined at the time of filing the Proxy Statement. In accordance with Item 5.02(f), the table below updates the Non-Equity Incentive Plan Compensation and Total columns in the fiscal 2025 summary compensation table for the named executive officers previously set forth in the Proxy Statement. No other amounts have changed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Nicholas Lahanas Chief Executive Officer and Former Chief Financial Officer(1)	2025	893,365	—	1,000,022	—	1,134,000	12,375	3,039,762
	2024	522,568	—	396,971	—	245,000	11,746	1,176,285
	2023	508,669	—	249,998	—	222,000	11,685	992,352

Bradley G. Smith Chief Financial Officer(1)	2025	448,435	—	250,006	—	350,000	37,596	1,086,027

John Hanson President, Pet Consumer Products	2025	560,423	—	1,449,992	—	355,000	49,332	2,414,747
	2024	537,505	—	246,966	—	341,000	45,893	1,171,364
	2023	545,838	—	249,998	—	328,000	48,113	1,171,949

John D. Walker President, Garden Consumer Products	2025	563,379	—	250,006	—	354,375	45,550	1,213,310
	2024	550,714	—	246,966	—	167,000	42,745	1,007,425
	2023	559,000	—	249,998	—	136,000	43,735	988,733

William E. Brown Chairman of the Board of Directors	2025	306,508	—	1,200,019	—	194,670	28,771	1,729,968
	2024	300,000	—	444,592	—	132,000	26,359	902,951
	2023	311,538	—	449,996	—	99,000	22,671	883,205

(1)

Mr. Lahanas resigned as our Chief Financial Officer effective September 28, 2024, and was appointed as Chief Executive Officer effective as of September 29, 2024. Upon Mr. Lahanas’s resignation as Chief Financial Officer, Mr. Smith was appointed as Chief Financial Officer effective as of September 29, 2024, the first day of the 2025 fiscal year.

(2)

This column represents the grant date fair value in accordance with ASC 718 of restricted stock and PSUs awarded the named executive officers. The amounts shown include the aggregate grant date fair value of the shares issuable for PSUs awarded during fiscal 2025 at target achievement. These amounts do not represent the actual value that may be realized by the named executive officers. Please refer to Note 14, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on November 26, 2025 for information on the valuation assumptions used in our computations.

The table below sets forth the grant date fair value for the PSUs awarded during fiscal 2025 based upon (i) the probable outcome of the performance conditions used for financial reporting purposes in accordance with ASC 718 as of the grant date, and (ii) the maximum outcome of performance conditions under the performance-related component at the level of 225% as of the grant date.

Name	Probable Outcome of Performance Conditions Grant Date ($)	Maximum Outcome of Performance Conditions Grant Date ($)
Nicholas Lahanas	500,011	1,125,024
Bradley G. Smith	125,003	281,256
John Hanson	125,003	281,256
John D. Walker	125,003	281,256
William E. Brown	—	—

(3)	The components of the “All Other Compensation” column for fiscal 2025 are detailed in the following table:

Description	Nicholas Lahanas	Bradley G. Smith	John Hanson	John D. Walker	William E. Brown
Company matching contribution to 401(k) plan	10,500	11,164	10,500	10,500	9,122
Medical insurance premiums and medical reimbursement	585	24,344	23,931	24,150	19,328
Group term life insurance	1,290	1,290	1,821	1,300	321
Car allowance or lease	—	—	12,000	9,600	—
Mobile device	—	650	1,080	—	—
Gift Card	—	147	—	—	—

Total	$12,375	$37,596	$49,332	$45,550	$28,771

In addition, the Compensation Committee approved an increase in Mr. Lahanas’s base salary to $990,000, Mr. Smith’s base salary to $481,500, Mr. Hanson’s base salary to $580,496, Mr. Walker’s base salary to $578,340, and Mr. Brown’s base salary to $315,798. The increases were effective as of January 1, 2026.

On February 11, 2026, the Board approved grants of restricted stock and stock options to certain executive officers under the Company’s 2003 Omnibus Equity Incentive Plan, pursuant to the form of agreements previously filed as exhibits to the Company’s filings with the SEC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 11, 2026, at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”), the following proposals were submitted to the shareholders:

1.	The election of nine directors to serve until the 2027 Annual Meeting and until their successors are duly elected and qualified.

2.	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on September 26, 2026.

3.	An advisory (non-binding) vote on the compensation of the Company’s named executive officers.

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. Holders of the Company’s Common Stock are entitled to one vote per share and holders of the Company’s Class B Stock are entitled to the lesser of ten votes per share or 49% of the total votes cast. Holders of the Company’s Common Stock and holders of the Company’s Class B Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. The number of votes cast for and withheld/against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal One:

The following individuals were elected to serve as directors until the Company’s next annual meeting and until their respective successors are elected and qualified by the votes set forth in the following table:

Director Nominee	For	Withheld	Broker Non-Votes
William E. Brown	13,522,640	3,181,199	361,184
Courtnee Chun	14,512,256	2,191,583	361,184
Brendan P. Dougher	14,482,302	2,221,537	361,184
Nicholas Lahanas	14,473,034	2,230,805	361,184
Randal D. Lewis	13,993,893	2,709,946	361,184
Christopher T. Metz	10,771,155	5,932,684	361,184
Brooks M. Pennington III	14,119,502	2,584,337	361,184
John R. Ranelli	14,135,124	2,568,715	361,184
Mary Beth Springer	14,002,492	2,701,347	361,184

Proposal Two:

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on September 26, 2026 was ratified, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes(1)
17,177,566	230,538	2,009	0

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal Three:

The shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
16,346,943	218,084	70,794	361,184

Item 8.01 Other Events

On February 11, 2026, the Board approved a $100 million increase in the Company’s authorization to repurchase shares of its common stock. Following this increase, as of February 11, 2026, the total repurchase authorization will be approximately $127 million of the Company’s outstanding common stock. Repurchases may be effected from time to time on the open market or in privately negotiated transactions, or in such other manner as determined by the Company including through plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, based on a variety of factors such as price, corporate requirements, and overall market conditions. There can be no assurance as to the number of shares the Company will purchase, if any. The share repurchase program may be increased or otherwise modified, renewed, suspended, or terminated by the Company at any time, without prior notice. The share repurchase program does not have an expiration date.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release dated February 12, 2026 announcing appointment of new director.

Exhibit 99.2	Press release dated February 17, 2026 announcing increase in stock repurchase authorization.

Exhibit 104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Apur Patel
Apur Patel
Chief Legal Officer and Corporate Secretary

Dated: February 18, 2026